EXHIBIT 10.4

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this "Agreement") is made and entered into as of the 9th day of March, 2026, by and between GLOBAL ASSET MANAGEMENT GROUP, INC., a Wyoming corporation ("GAMG"), and SUSTAINABLE TRANSPORTER #2, LLC, an Illinois limited liability company ("ST2"). In consideration of the premises and the mutual terms and provisions set forth in this Agreement, the parties hereto agree as follows:

ARTICLE ONE

ACQUISITION AND EXCHANGE OF SHARES

Section 1.1. Acquisition of ST2 Units. Subject to the terms and conditions hereof, on the Closing Date (as hereinafter defined), ST2 agrees to assign, transfer, deliver and convey unto GAMG, and GAMG agrees to acquire from ST2: 100 Units of ST2 as set forth in Schedule A, representing 100% of the issued and outstanding membership Units of ST2.

Section 1.2. Exchange of Shares: Nomination and Endorsement Agreement

(a)

In exchange for the transfer of the ST2 Units, on the Closing Date, GAMG agrees to issue to the Selling Members of ST2 (as set forth on Schedule “A” hereto), subject to the terms and conditions hereof, one million, six hundred sixty-six thousand, six hundred sixty-seven (1,666,667) Shares of GAMG Common Stock. When exchanged, the Shares issued to the Selling Members hereunder shall be duly authorized and validly issued, fully paid and non-assessable, and not issued in violation of any preemptive rights.

(b)

The Shares of GAMG Common Stock issued to the Selling Members in connection herewith (the "Common Shares") shall, once issued, have the same dividend rights, conversion rights, voting powers, preferences, priorities and other special rights and powers as all other issued and outstanding Shares of GAMG Common Stock.

Section 1.3. Exchange Procedures: Surrender of Certificates. On the Closing Date, ST2 shall surrender to GAMG, or its duly authorized designee, possession of all certificates representing the ST2 Shares, endorsed in blank or accompanied by duly executed stock powers effectively transferring the ST2 Units to GAMG. Thereupon. GAMG shall issue, in the name of the Selling Members, or its designees as set forth in Schedule B, certificates representing the Common Shares of GAMG.

Section 1.4. The Closing. The closing of the transactions contemplated hereunder (the "Closing") shall take place at GAMG’s principal executive office on or before March 9, 2026, or at such other date, time or place upon which the parties may mutually agree (the "Closing Date").

Section 1.5. Actions At Closing. At the Closing, the following deliveries shall be made, each to be deemed concurrent with all others:

(a)	ST2 shall deliver the following documents to GAMG:

1.

A certificate signed by an authorized officer of ST2 stating that each of the representations and warranties contained in Article Two is true and correct in all material respects at the time of Closing with the same force and effect as if such representations and warranties had been made at Closing;

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2.

A copy of the resolutions duly adopted by the Board of Directors and stockholders of ST2 authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, duly certified, as of the Closing Date, by the Secretary of ST2; and

3.	Certificates representing the Units registered in the name of GAMG.

(b)	GAMG shall deliver the following documents to ST2:

1.

A certificate signed by an authorized officer of GAMG stating that each of the representations and warranties contained in Article Three is true and correct in all material respects at the time of Closing with the same force and effect as if such representations and warranties had been made at Closing;

2.

A copy of the resolutions duly adopted by the Board of Directors of GAMG authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, duly certified, as of the Closing Date, by the Secretary of GAMG;

3.	The certificates representing the GAMG Shares, issued in the names of the Selling Members as their interests appear in Exhibit “A” annexed hereto.

ARTICLE TWO

REPRESENTATIONS AND WARRANTIES OF ST2

Section 2.1. Organization and Membership Interests.

(a)

ST2 is a limited liability company duly organized, validly existing and in good standing under the law of the State of Illinois with full power and authority to carry on its business as now being conducted.

(b)

As of the date hereof, 100 Units of ST2 are issued and outstanding. All of the issued and outstanding Units of ST2 are duly and validly issued and outstanding and are fully paid and non-assessable. None of the outstanding Units of ST2 have been issued in violation of any preemptive rights of the current or past members of ST2.

(c)	The Units that are to be issued to GAMG hereunder, when so issued in accordance with the terms of this Agreement, will be validly issued and outstanding, fully paid and non-assessable.

Section 2.2. Authorization. On the Closing Date, (i) there will be no provision in ST2’s Articles of Organization or in its Operating Agreement, as amended, which prohibits or limits ST2's ability to consummate the transactions contemplated hereby, (ii) ST2 shall have the right, power and authority to enter into this Agreement and to consummate all of the transactions and fulfill all of the obligations contemplated hereby and (iii) the execution and delivery of this Agreement and the due consummation by ST2 of the transactions contemplated hereby will have been duly authorized by all necessary corporate action of the Managers and Members of ST2. This Agreement constitutes a legal, valid and binding agreement of ST2 enforceable against ST2 in accordance with its terms.

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Section 2.3. No Conflict or Violation. Subject to the fulfillment of all of the conditions set forth in Article Five hereof, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby in accordance herewith, nor compliance by ST2 with any of the provisions hereof will result in, as of the Closing Date: (i) a violation of or a conflict with any provision of ST2’s Articles of Organization or Operating Agreement, as amended, (ii) a breach of or default under any term, condition or provision of any obligation, agreement or undertaking, whether oral or written to which ST2 is a party, or an event which, with the giving of notice, lapse of time, or both, would result in any such breach, (iii) a violation of any applicable law, rule, regulation, order, decree or other requirement having the force of law, or order, judgment, writ, injunction, decree or award, or an event which, with the giving of notice, lapse of time, or both, would result in any such violation, or (iv) any person having the right to enjoin, rescind or otherwise prevent or impede the transactions contemplated hereby or to obtain damages from ST2 or to obtain any other judicial or administrative relief as a result of any transaction carried out in accordance with the provisions of this Agreement.

Section 2.4. Litigation and Proceedings. There is no action, suit, proceeding or investigation pending or, to the knowledge of ST2, threatened which challenges the validity of this Agreement or the transactions contemplated hereby, or otherwise seeks to prevent, directly or indirectly the consummation of such transactions.

ARTICLE THREE

REPRESENTATIONS AND WARRANTIES OF GAMG

Section 3.1. Corporate Organization. GAMG is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming with full power and authority to carry on its business as it is now being conducted.,

Section 3.2. Authorization. GAMG has full right, power and authority to enter into this Agreement and to consummate or cause to be consummated all of the transactions and to fulfill all of the obligations contemplated hereby The execution and delivery of this Agreement and the due consummation by GAMG of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Board of Directors of GAMG. This Agreement constitutes a legal, valid and binding agreement of GAMG enforceable against GAMG in accordance with its terms.

Section 3.3. No Conflict or Violation. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby nor compliance by GAMG with any of the provisions hereof will result in: (i) a violation of or a conflict with any provision of the Articles of Incorporation or By-Laws of GAMG (ii) a breach of or default under any term, condition or provision of any obligation, agreement or undertaking, whether oral or written to which GAMG is a party, or an event which, with the giving of notice, lapse of time, or both, would result in any such breach, (iii) a violation of any applicable law, rule, regulation, order, decree or other requirement having the force of law, or order, judgment, writ, injunction, decree or award, or an event which, with the giving of notice, lapse of time, or both, would result in any such violation, or (iv) any person having the right to enjoin, rescind or otherwise prevent or impede the transactions contemplated hereby or to obtain damages from GAMG or to obtain any other judicial or administrative relief as a result of any transaction carried out in accordance with the provisions of this Agreement.

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Section 3.4. Litigation and Proceedings. There is no action, suit, proceeding or investigation pending or, to the knowledge of GAMG, threatened which challenges the validity of this Agreement or the transactions contemplated hereby, or otherwise seeks to prevent, directly or indirectly, the consummation of such transactions.

Section 3.5. Free and Clear Shares. The GAMG Shares, when issued, will be free and clear of any claims, lien, charges, encumbrances or other restrictions or commitments of any nature whatsoever.

ARTICLE FOUR

AGREEMENTS OF PARTIES

Section 4.1. Agreements of GAMG.

(a)

GAMG shall, in the event it has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations, warranties or agreements contained or referred to herein, give prompt written notice thereof to ST2 and use reasonable efforts to prevent or promptly remedy the same.

(b)

GAMG shall use reasonable efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the exchange contemplated hereby in accordance with the terms and conditions hereof.

Section 4.2. Agreements of ST2.

(a)

ST2 shall, in the event it has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations, warranties or agreements contained or referred to herein, give prompt written notice thereof to GAMG and use reasonable efforts to prevent or promptly remedy the same.

(b)

ST2 shall use reasonable efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the exchange contemplated hereby in accordance with the terms and conditions hereof.

ARTICLE FIVE

CONDITIONS PRECEDENT TO THE EXCHANGE

Section 5.1. Conditions to the Obligations of GAMG. GAMG's obligations to effect the exchange shall be subject to the satisfaction (or waiver by ST2) of the following conditions prior to or on the Closing Date:

(a)

The representations and warranties made by GAMG in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date;

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(b)	ST2 shall have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing Date under this Agreement;
(c)

No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the exchange contemplated herein shall be in effect, nor shall any proceeding by any authority or other person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the exchange which makes the consummation of the exchange illegal; and

(d)	All necessary approvals, consents and authorizations required by law for consummation of the exchange including, without limitation, the approval by the Managers of ST2 shall have been obtained.
(e)	GAMG shall have received all executed documents required to be received from ST2 on or prior to the Closing Date; all in form and substance reasonably satisfactory to GAMG.

Section 5.2. Conditions to the Obligations of ST2. ST2’s obligations to effect the exchange shall be subject to the satisfaction (or waiver by GAMG) of the following conditions prior to or on the Closing Date:

(a)

The representatives and warranties made by GAMG in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date;

(b)	GAMG shall have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing Date under this Agreement;
(c)

No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the exchange contemplated herein shall be in effect, nor shall any proceeding by any authority or other person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the exchange which makes the consummation of the exchange illegal; and

(d)

All necessary approvals, consents and authorizations required by law for consummation of the exchange including, without limitation, approval by the Board of Directors and Shareholders of GAMG or before the Closing Date shall have been obtained.

(e)	ST2 shall have received all executed documents required to be received from GAMG on or prior to the Closing Date; all in form and substance reasonably satisfactory to ST2.

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ARTICLE SIX

TERMINATION OR ABANDONMENT

Section 6.1. Mutual Agreement. This Agreement may be terminated by the mutual written consent of the parties at any time prior to the Closing Date, regardless of whether stockholder approval of this Agreement and the transactions contemplated hereby shall have been previously obtained.

Section 6.2. Breach of Agreements. In the event there is a material breach in any of the representations and warranties or agreements of ST2 or GAMG, which breach is not cured within thirty (30) days after notice to cure such breach is given by the non-breaching party, then the non- breaching party, regardless of whether stockholder approval of this Agreement and the transactions contemplated hereby shall have been previous obtained, may terminate and cancel this Agreement by providing written notice of such action to the other party hereto.

Section 6.3. Failure of Conditions. In the event any of the conditions to the obligations of either party are not satisfied or waived as specified in Article Five hereof, and if any applicable cure period provided in Section 6.2 hereof has lapsed, then the party for whose benefit such conditions were imposed may, regardless of whether stockholder approval of this Agreement and the transactions contemplated hereby shall have been previously obtained, terminate and cancel this Agreement by delivery of written notice of such action to the other party on such date.

ARTICLE SEVEN

MISCELLANEOUS PROVISIONS

Section 7.1. Notices. Any notice or other communication shall be in writing and shall be deemed to have been given or made on the date of delivery in the case of hand delivery, or three (3) business days after deposit in the United States Registered Mail, postage prepaid, or upon receipt if transmitted by facsimile telecopy or any other means, addressed (in any case) as follows:

(a)	if to GAMG:

Global Asset Management Group, Inc.

51 Monroe Street, Suite 1505

Rockville, MD

Attention: Mr. Richard Balles

with a copy to:

Global Asset Management Group, Inc.

6755 Weaver Road, Suite J

Rockford, IL 61114

Attention: Erik Carlson

(b)	if to ST2:

Sustainable Transporter #2, LLC 6755 Weaver Road, Ste. J Rockford, IL 61114 Attention: Erik Carlson with copies to: _____________________

or to such other address as any party may from time to time designate by notice to the others.

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Section 7.2. Liabilities. In the event that this Agreement is terminated pursuant to the provisions of Section 6.2 or Section 6.3 hereof on account of a breach of any of the representations and warranties set forth herein or any breach of any of the agreements set forth herein or any failure of conditions precedent to the exchange herein contained, then the non-breaching party or the party for whose benefit such conditions were imposed shall be entitled to recover appropriate damages from the breaching party; provided, however, that notwithstanding the foregoing. In the event this Agreement is terminated by reason of a failure of a condition precedent set forth in Sections 5.1(c) or (d), or Sections 5.2(c) or (d), no party hereto shall have any liability to any other party for costs, expenses, damages or otherwise.

Section 7.3. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any and all prior discussions, negotiations, undertakings and agreements between the parties relating to the subject matter hereof.

Section 7.4. Headings and Captions. The captions of Articles and Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

Section 7.5. Waiver. Amendment or Modification. The conditions of this Agreement which may be waived may only be waived by notice to the other party waiving such condition. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. This Agreement may not be amended or modified except by a written document duly executed by the parties hereto.

Section 7.6. Rules of Construction. Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles; (c) "or" is not exclusive; and (d) words in the singular may include the plural and in the plural include the singular.

Section 7.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

Section 7.8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors and assigns, including any successor by merger, reorganization or acquisition of substantially all the assets of a party hereto. There shall be no third party beneficiaries hereof.

Section 7.9. Governing Law; Assignment. This Agreement shall be governed by the law of the State of Wyoming. This Agreement may not be assigned by either of the parties hereto.

Section 7.10. Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction is, as to such jurisdiction, ineffective to the extent of any such prohibition, unenforceability or no authorization without invalidating the remaining provisions hereof, or affecting the validity enforceability or legality of such provision in any other jurisdiction, unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable .

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IN WITNESS WHEREOF, the undersigned have set their hand on the date first above written.

GLOBAL ASSET MANAGEMENT GROUP, INC.

By:	/s/ Rich Balles
Rich Balles, CEO
Global Asset Management Group, Inc.

SUSTAINABLE TRANSPORTER #2, LLC

By:	/s/ Erik Carlson
Erik Carlson, Manager
Sustainable Transporter #2, LLC

SELLING MEMBER:

By:	/s/ John Murray
John Murray, President
Sustainable Innovations, Inc.

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SCHEDULE “A”

SELLING MEMBERS OF SUSTAINABLE TRANSPORTER #2, LLC

Member	ST2 Units	% Ownership
Sustainable Innovations, Inc.	100	100.0%
TOTAL	100	100.0%

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SCHEDULE “B”

DESIGNEES OF SUSTAINABLE INNOVATIONS, INC.

Member	SI shares	%	GAMG for ST2
Little Ones, LLC	542,175	54.22%	903,625
Candle Holding Co., LLC	91,309	9.13%	152,182
Illinois Kindness Three, LLC	85,000	8.50%	141,667
Emily Newbury	64,030	6.40%	106,717
Charles Voss, Jr.	38,250	3.83%	63,750
Josh Gillan	34,893	3.49%	58,155
Frank Sacco Revocable Trust	9,999	1.00%	16,665
Digital Trust LLC, FBO Pati Strehl, IRA a/c #6000700	9,999	1.00%	16,665
Mark Strehl	9,999	1.00%	16,665
Imran Mirza	8,125	0.81%	13,542
David Nissman	7,500	0.75%	12,500
Kristine Carlson Trust	12,500	1.25%	20,833
Blomquist Irrevocable Trust	10,000	1.00%	16,667
Estate of Edward Wayne, Chris Wayne	5,000	0.50%	8,333
Estate of Edward Wayne, Nick Wayne	5,000	0.50%	8,333
David Wuebben	5,000	0.50%	8,333
Miroslaw Niemiec	5,000	0.50%	8,333
Parin Shah	6,634	0.66%	11,057
Omar Dia	4,375	0.44%	7,292
Pale Moon Trust	24,910	2.49%	41,517
Taylor Strehl	4,102	0.41%	6,837
David Dimke	3,750	0.38%	6,250
Brandon Newbury	2,720	0.27%	4,533
Greg Woodford	2,500	0.25%	4,167
Tobias deGoede	2,300	0.23%	3,833
Kasia Musiatewicz	2,000	0.20%	3,333
Eric Von Herbulis	700	0.07%	1,167
Michael Schrom	500	0.05%	833
Craig Didier	500	0.05%	833
Charles Wu	500	0.05%	833
Cameron Baldwin	280	0.03%	467
P. Rose Schlickman	250	0.03%	417
Billy Ni	200	0.02%	333
TOTAL	1,000,000	100.00%	1,666,667

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